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                                                                    Exhibit 3.15

                          CERTIFICATE OF INCORPORATION

                                      OF

                            FP REAL ESTATE CORPORATION

     The undersigned, incorder to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law,

     FIRST:   The name of the Corporation is FP Real Estate Corporation.

     SECOND: The registered office and registered agent of the corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock par value $ .01 each.

     FIFTH:   The name and address of the incorporator is Beverly C. Chell,
717 Fifth Avenue, New York City, New York 10022.

     SIXTH:   The Board of Directors of the Corporation acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or tis stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall

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not adversely affect any right or protection of a director of the Corporation exisiting at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 28, 1990.

                                          ------------------------------
                                                Beverly C. Chell









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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                           FP REAL ESTATE CORPORATION

                                  * * * * * * *

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

                                  * * * * * * *

                  FP Real Estate Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of said Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FIRST thereof in its entirety and substituting in lieu of said Article the following new
         Article: "FIRST: The name of the Corporation is Funk & Wagnalls Yearbook Corp."


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                                                                              2

                  SECOND: That thereafter, upon written waiver of notice any by written consent, filed with the minutes of the Corporation, the sole stockholder approved said amendment as proposed by the Board of Directors.

                  THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said FP Real Estate Corporation has caused this certificate to be signed by Charles G. McCurdy, its President, and attested by Beverly C. Chell, its Secretary, the 16th day of January, 1991.

                                   K-III MANAGEMENT CORPORATION,

                                   -----------------------------------
                                         Charles G. McCurdy
                                           Vice President

Attest:

By
  -------------------------------
        Beverly C. Chell
           Secretary